Exhibit 99.1

EFI ADDS EXPERIENCED FINANCE EXECUTIVE TO BOARD OF DIRECTORS

Addition of Eric Brown Expands Board to Seven,

Five Independent Members

FOSTER CITY, Calif. - April 13, 2011 - Electronics For Imaging, Inc. (Nasdaq: EFII), a world leader in customer-focused digital printing innovation, today announced the appointment of Eric Brown to its Board of Directors. The addition of Brown increases the Board to seven members, with five of them independent. Brown will serve on the Board’s audit committee.

Commenting on the appointment, Guy Gecht, CEO of EFI, said “Eric is a great addition to our Board and a proven leader in the technology industry. We are excited to have him join the Board and look forward to benefiting from his expertise as we execute our global growth strategy.”

Brown brings a wealth of financial and operational experience to the role. He is currently the Executive Vice President, Chief Financial Officer of Electronic Arts, the $3.7 billion global interactive entertainment software company. Prior to his current role with Electronic Arts, he was Chief Operating Officer and Chief Financial Officer at McAfee Inc., after serving as President and Chief Financial Officer of MicroStrategy, Inc., the parent company of Strategy.com, where he served as Chief Financial Officer. Earlier in Brown’s career he was co-founder and Chief Financial Officer and Vice President of Business Development of DataSage Inc., after holding various financial management positions at the Haagen-Dazs Company, working in Hong Kong and Paris. Brown earned his bachelor’s degree from the Massachusetts Institute of Technology (MIT) and his MBA from the MIT Sloan School of Management.

“Eric’s deep financial and operational experience with several high growth technology companies, will be a great asset to EFI at a time when the company is working to continue to take market share and grow shareholder value,” said Gill Cogan, chairman of EFI’s Board of Directors.

“I am impressed by EFI’s success in diversifying the company’s product portfolio and implementing a very solid, strategic growth strategy,” said Eric Brown. “I look forward to leveraging my experience to help the company pursue the numerous opportunities before it.”

About EFI

EFI (www.efi.com) is a world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital print controllers and solutions; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek™ UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to statements of the plans, strategies and objectives of management for future operations; any statements regarding anticipated operational and financial results and EFI’s growth strategy; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. For information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release.

Investor Relations Contact:

JoAnn Horne

Market Street Partners

415-445-3235